Exhibit 16.1

January 9, 2024

Securities and Exchange

Commission 100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Fresh2 Group Limited (formerly known as AnPac Bio-Medical Science Co., Ltd.) under Item 16F of its Amendment No. 1 to Form 20-F dated January 9, 2024. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 20-F; we are not in a position to agree or disagree with other statements of Fresh2 Group Limited contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York